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                                                                      EXHIBIT 21


EXHIBIT 21 - LIST OF SIGNIFICANT SUBSIDIARIES OF THE BISYS GROUP, INC. AS OF JUNE 30, 2000

1.    BIS LP Inc., a Delaware corporation
2.    BISYS, Inc., a Delaware corporation
3.    BISYS Information Solutions L.P., a Delaware limited partnership
4.    BISYS Plan Services, L.P., a Pennsylvania limited partnership
5.    BISYS Fund Services Ohio, Inc., an Ohio corporation
6.    BISYS Fund Services, LP, an Ohio limited partnership
7.    BISYS Management Company, a Delaware corporation
8.    BISYS Fund Services, Inc., a Delaware corporation
9.    BISYS Brokerage Resources, Inc., a California corporation
10.   BISYS Document Solutions L.P., a Delaware limited partnership
11.   Concord Holding Corporation, a Delaware corporation
12.   BISYS Insurance Services, Inc., a Pennsylvania corporation
13.   BISYS Education Services, Inc., a Louisiana corporation
14.   DSI LP Inc., a Delaware corporation
15.   BISYS Plan Services, Inc., a Delaware corporation
16.   BPS (LP), Inc., a Delaware corporation
17.   Potomac Insurance Marketing Group, Inc., a Maryland corporation